UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 11, 2003


                            Palomar Enterprises, Inc.
               (Exact name of Registrant as specified in charter)


          Nevada                     333-54996                  88-0470235
(State of Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)             Identification No.)


   1802 N. Carson St. #212-2705
       Carson City, Nevada                                      89701-1230
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (775) 887-0670


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 11, 2003, the Corporate Finance Division of Palomar Enterprises, Inc. (the "Company") entered into a Joint Venture Agreement with Prize Pizza, LLC, a Delaware limited liability company ("PRIZE"). In accordance with the Agreement, the Company shall receive a 60% interest in the revenues and earnings of Prize Pizza in exchange for restricted common stock of the Company, in an amount equal to 60% of the net value of the assets of PRIZE, (to be configured at .01 per share - said shares shall be restricted), as shall be set forth in financial statements. In addition, the Company will issue to PRIZE 12,500,000 shares of restricted common stock for concept and development fees.

     The Company further intends to appoint Elmer J. Schmitz, the current principal of PRIZE, to serve on the Board of Directors of Palomar. Such appointment is subject to approval by a majority of the shareholders of the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Signature                          Title                        Date
      ---------                          -----                        ----


/s/ Steve Bonenberger             President, Secretary           August 11, 2003
--------------------------        and Director
Steve Bonenberger